UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Comission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 8.01 below.

Item 3.02 Unregistered Sales of Equity Securities

See Item 8.01 below.

Item 3.03 Material Modifications to Rights of Security Holders

See Item 8.01 below.

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers

See Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Creation of Series A Convertible Preferred Stock

On September 15, 2017, ImageWare Systems, Inc. (the “Company”) filed the Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock (“Certificate of Designations”) with the Delaware Division of Corporations, designating 31,021 shares of the Company’s preferred stock, par value $0.01 per share, as Series A Convertible Preferred Stock (“Series A Preferred”). Shares of Series A Preferred accrue dividends annually at a rate of 8% if paid in cash, or 10% if paid by the issuance of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (“Dividend Shares”). Shares of Series A Preferred rank senior to the Company’s Common Stock, Series E Convertible Preferred Stock (the “Series E Preferred”), Series F Convertible Preferred Stock (the “Series F Preferred”), Series G Convertible Preferred Stock (the “Series G Preferred”), and junior to the Company’s Series B Convertible Redeemable Preferred Stock (the “Series B Preferred”) and existing indebtedness.

Each share of Series A Preferred has a liquidation preference of $1,000 per share (“Liquidation Preference”), and is convertible into that number of shares of the Company’s Common Stock equal to the Liquidation Preference, divided by $1.15 (the “Conversion Shares”). Holders of Series A Preferred may elect to convert shares of Series A Preferred into Conversion Shares at any time. In the event the volume-weighted average price (“VWAP”) of the Company’s Common Stock is at least $2.15 per share for at least 20 consecutive trading days, the Company may elect to convert one-half of the shares of Series A Preferred issued and outstanding, on a pro-rata basis, into Conversion Shares, or, if the VWAP of the Company’s Common Stock is at least $2.15 for 80 consecutive trading days, the Company may convert all issued and outstanding shares of Series A Preferred into Conversion Shares. In addition, in the event of a Change of Control (as such term is defined in the Certificate of Designations), the Company will have the option to redeem all issued and outstanding shares of Series A Preferred for 115% of the Liquidation Preference per share.

Holders of Series A Preferred will have the right to vote, on an as-converted basis, with the holders of the Company’s Common Stock on any matter presented to the Company’s stockholders for their action or consideration. In addition, so long as at least 50% of the shares of Series A Preferred issued on the Issuance Date (as such term is defined in the Certificate of Designations) remain outstanding, holders of the Series A Preferred will have the right to elect two directors to the Company’s Board of Directors (the “Series A Directors”).

The foregoing description of the Series A Preferred is qualified, in its entirety, by the full text of the Certificate of Designations, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein.

Appointment of the Series A Directors

On September 15, 2017, Robert T. Clutterbuck and Charles Frischer were appointed to serve as the Series A Directors, and will continue to serve in such position until their respective successors are duly elected and qualified by the holders of the Series A Preferred.

Mr. Clutterbuck is the Founder, and has served as the Managing Director and Portfolio Manager at Clutterbuck Capital Management LLC, since 2006. Mr. Clutterbuck gained more than 30 years of experience at McDonald & Company Investments, Inc., where he specialized in advising affluent clients, professionals and corporate executives on investment management, financial planning, estate preservation and wealth transfer strategies. During his time at McDonald & Company, Mr. Clutterbuck served as Chairman and Chief Executive Partner of Key Capital Partners, and as Chief Executive Officer of McDonald Investments Inc. from 2000 to 2002. Prior to 2000, Mr. Clutterbuck served in several senior management positions within McDonald Investments Inc., including as Chief Financial Officer and Executive Managing Director of McDonald & Co. Securities, Inc., as Treasurer of McDonald & Co. Investments, Inc., and as President and Chief Operating Officer of McDonald & Co. Securities, Inc. Currently, Mr. Clutterbuck serves as an Independent Director of Westmoreland Resources GP, LLC (NYSE: WMLP), a position he has held since January 6, 2015. Mr. Clutterbuck holds a B.A. from Ohio Wesleyan University and an M.B.A from the University of Pennsylvania Wharton School of Business.

Mr. Frischer currently works as self-employed private investor, a role he has occupied since 2009. Previously, Mr. Frischer served as General Partner of LF Partners, LLC, from 2009 to 2015 and as a Principal at Zephyr Management, L.P. from 2005 to 2008. Prior to that, he served as a Principal at Capri Capital, where he directed the firm’s real estate acquisitions program, from 1995 to 2000, and as Senior Vice President of Ericson Memorial Studios from 1993 to 1994. Mr. Frischer holds a B.A. from Cornell University.

Except as disclosed in this Current Report on Form 8-K, there are no related party transactions between the Company and Messrs. Clutterbuck and Frischer, or either of them, that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings beyond the Certificate of Designations in connection with the appointment of Messrs. Clutterbuck and Frischer to the Company’s Board of Directors (the “Board”).

Amendment to the Company’s Bylaws

On September 15, 2017, the Board, acting by unanimous written consent, amended the Company’s Bylaws to increase the maximum number of directors that may serve on the Board from eight (8) to ten (10) directors to allow for the appointment of Messrs. Clutterbuck and Frischer as the Series A Directors.

Item 8.01 Other Events

Series A Offering and Preferred Stock Exchange

On September 18, 2017, the Company accepted subscription forms, in substantially the form attached hereto as Exhibit 10.1 (the “Subscription Form”), from certain accredited investors (the “Investors”), pursuant to which the Company offered and sold a total of 11,000 shares of Series A Preferred at a purchase price of $1,000 per share (the “Series A Offering”), which amount includes an aggregate total of 875 shares issuable to Neal Goldman, a member of the Board, and S. James Miller, the Company’s Chief Executive Officer and member of the Board, in connection with cash advances of $875,000 previously made to the Company. The net proceeds to the Company from the Series A Offering, after deducting the cash advances made by Messrs. Goldman and Miller and expected offering expenses of $75,000, are expected to be $10.1 million. Subject to certain conditions, the Company expects to deliver the shares of Series A Preferred to the Investors participating in the Series A Offering with five business days. Mr. Miller, Wayne Wetherell, the Company’s Chief Financial Officer, and Series A Director Robert T. Clutterbuck participated as Investors in the Series A Offering. Messrs. Miller, Wetherell and Clutterbuck submitted Subscription Forms to purchase $80,000, $25,000 and $250,000 worth of Series A Preferred, respectively.

The Series A Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-214124) filed with the Securities and Exchange Commission on October 14, 2016, and declared effective on April 28, 2017, including the base prospectus dated May 4, 2017 included therein and the related prospectus supplement.

A form of the Subscription Form has been attached to this Current Report on Form 8-K only to provide investors and security holders with information regarding the Series A Offering. It is not intended to provide any other factual information about the Company, and does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The legal opinion of Disclosure Law Group, a Professional Corporation, relating to the shares of Series A Preferred and the shares of Common Stock issuable as Conversion Shares and Dividend Shares under the shares of Series A Preferred issued during the Series A Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Concurrently with the Series A Offering, the Company entered into Exchange Agreements, in substantially the form attached hereto as Exhibit 10.2 (the “Exchange Agreement”), with holders (the “Holders”) of 9,850 outstanding shares of Series E Preferred, all outstanding shares of Series F Preferred and all outstanding shares of Series G Preferred pursuant to which the Holders agreed to cancel their respective shares of preferred stock in exchange for the same number of shares of Series A Preferred (the “Preferred Stock Exchange”). As Holders of an aggregate total of 4,176 shares of Series E Preferred and Series G Preferred, Messrs. Clutterbuck, Frischer and Goldman participated in the Preferred Stock Exchange. As a result of the Preferred Stock Exchange, the Company issued to the Holders an aggregate total of 17,871 shares of Series A Preferred.

A copy of the Company’s press release announcing the Series A Offering and the Preferred Stock Exchange is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing descriptions of the Subscription Form and Exchange Agreement do not purport to be complete, and are qualified in their entirety by reference to the form of Subscription Form and form of Exchange Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, each of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock of ImageWare Systems, Inc., dated September 15, 2017

5.1	Opinion of Disclosure Law Group, a Professional Corporation

10.1	Form of Subscription Form

10.2	Form of Exchange Agreement

23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)

99.1	Press release issued by ImageWare Systems, Inc., dated September 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: September 19, 2017	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock of ImageWare Systems, Inc., dated September 15, 2017

5.1	Opinion of Disclosure Law Group, a Professional Corporation

10.1	Form of Subscription Agreement

10.2	Form of Exchange Agreement

23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)

99.1	Press release issued by ImageWare Systems, Inc., dated September 19, 2017